EXHIBIT 5.1

                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 Avenue of the Americas, 21st Flr.
                               New York, NY 10018
                            Telephone: (212) 930-9700
                            Facsimile: (212) 930-9725

                                  July 12, 2005

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

                              RE: ACIES CORPORATION
             FORM SB-2 REGISTRATION STATEMENT (FILE NO. 333-123137)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Amendment No. 2 to Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Acies Corporation, a Nevada corporation (the "Company"), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that (i) the 9,968,095 shares of common stock being sold pursuant to the Registration Statement were duly authorized when issued and were, when they were issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable, and (i) the 8,690,000 shares of common stock issuable upon exercise of warrants being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,


/s/Sichenzia Ross Friedman Ference LLP
--------------------------------------
Sichenzia Ross Friedman Ference LLP

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Atlantic Synergy, Inc.

                             SUBSCRIPTION AGREEMENT

1. General:

This Subscription Agreement sets forth the terms under which the undersigned ("Investor") will invest in Atlantic Synergy, Inc., Nevada corporation. This Subscription is one of a limited number of subscriptions for up to ____________ shares of common stock in the Corporation (the "Shares") at $.25 per share for an aggregate amount of up to $___________ offered to a limited number of Investors on behalf of the Corporation. Each Share is payable in cash upon execution of this Subscription Agreement. Execution of this Subscription Agreement by the Investor shall constitute an offer by the Investor to subscribe for the Shares set forth in this Agreement on the terms and conditions specified herein. The Corporation reserves the right to reject such subscription offer, or, by executing a copy of this Subscription Agreement, to accept such offer. If the Investor's offer is accepted, the Corporation will execute this Subscription Agreement and return an executed copy of the Subscription Agreement to the Investor. If the Investor's offer is rejected, the payment accompanying this Subscription Agreement will be returned, with the notice of rejection.

2. Disclosure

We are solely responsible for all disclosure to you in connection with your investment.

3. Acceptance of Subscription Agreement:

It is understood and agreed by the undersigned that the Corporation will have the unconditional right to reject this Subscription, in whole or in part, if it believes that the undersigned is not an Accredited or otherwise qualified Investor under Regulation D promulgated under the Securities Act of 1933, as amended, or for any other reason.

4. Responsibility and Indemnification:

The Corporation will exercise its best judgment in the conduct of all matters arising under this Agreement. The undersigned acknowledges that he understands the meaning and legal consequences of the representations and warranties contained herein, and he hereby agrees to indemnify and hold harmless the Corporation, the Corporation, their partners and employees, and any of their affiliates and their officers, directors, shareholders and employees, or any professional advisor or entity thereto, from and against any and all loss, damage, liability or expense, including costs and reasonable attorney's fees, to which said entities and persons may be put or which they may incur by reason of, or in connection with, any misrepresentation made by the Investor, any breach of any of his warranties, or his failure to fulfill any of his covenants or agreements under this Agreement.

5. Survival of Representations, Warranties, Covenants and Agreements:

The representations, warranties, covenants and agreements contained herein shall survive the delivery of, and the payment for, the Shares.

6. Investor's Representations, Warranties and Covenants:

The Investor represents, warrants and covenants to the Corporation as follows, realizing that it intends to rely on these representations, which shall survive any acceptance of the subscription for the Shares:

o The undersigned acknowledges that he has been given full and fair access to all material information, including but not limited to all underlying documents in connection with this transaction as well as such other information as he or his Purchaser Representative, if retained, deems necessary or appropriate as a prudent and knowledgeable investor in evaluating the purchase of the Shares. The undersigned acknowledges that the Corporation has made available to him or his Purchaser Representative, if retained, the opportunity to obtain additional information to verify the accuracy of the information contained in the Information made available to the Investor and to evaluate the merits and risks of his investment. He acknowledges that he and his Purchaser Representative, if retained, have had the opportunity to ask questions of, and receive satisfactory answers from, the officers of the Corporation concerning the terms and conditions of the offering and the business of the Corporation and to verify the information contained in the Information made available to the Investor.

o The undersigned acknowledges that this transaction has not been scrutinized by the United States Securities and Exchange Commission or by any state securities commissions.

o He has adequate means of providing for his current and future needs and possible personal contingencies, and has no need for liquidity of his investment in the Shares.

o He can bear the economic risk of losing his entire investment in the Shares

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o     He is acquiring the Shares for his own account, for investment only and not with a view toward the resale, fractionalization, division or distribution thereof and he has no present plans to enter into any contract, undertaking, agreement or arrangement for any such resale, distribution, division or fractionalization thereof.

o He does not have an overall commitment to investments which are not readily marketable, including the Shares and other similar investments, disproportionate to his net worth.

o He understands that the offer and sale of the Shares is being made by means of a private placement of Shares and that he has read or reviewed and is familiar with the information made available to the Investor and this Agreement.

o He was previously informed that all documents, records and books pertaining to this investment were at all times available at the offices of the Corporation; that all such documents, records and books pertaining to this investment requested by the Investor have been made available to him and the persons he has retained to advise him; and that he has no questions concerning any aspect of the investment for which he has not previously received satisfactory answers.

o He and his agents or advisers have had an opportunity to ask questions of and receive answers from the Corporation, or a person or persons acting on their behalf, concerning the terms and conditions of this Agreement and the transactions contemplated hereby and thereby, as well as the affairs of the Corporation and related matters.

o He has had an opportunity to obtain additional information necessary to verify the accuracy of the information referred to in this Agreement.

o HE UNDERSTANDS THAT THE SHARES ARE SPECULATIVE INVESTMENTS WHICH INVOLVE A HIGH DEGREE OF RISK OR LOSS BY HIM OF HIS ENTIRE INVESTMENT

o He, acting alone or with his representatives, has sufficient knowledge and expertise in the risks of investing in similar projects. He understands that an investment in the Corporation is not suitable for any person who does not so understand such risks.

o The Investor fully understands all tax aspects and risks associated with this investment or has consulted with his own financial or tax adviser who has advised him thereof and that the Investor has no questions with respect thereto; and that any tax effects which may be expected by the Corporation, are not susceptible to accurate prediction and depend upon the recognition of certain factual patterns and matters which may be subject to various interpretations, including ones which may substantially eliminate the tax consequences sought by the Corporation. moreover, new developments in rulings of the Internal Revenue Service, court decisions or legislative changes may have an adverse effect on one or more of the tax consequences sought by the Corporation. NO TAX OPINION IS BEING FURNISHED TO INVESTORS.

o HE UNDERSTANDS THAT ALTHOUGH THERE ARE REGISTRATION RIGHTS ATTACHED TO THIS SUBSCRIPTION AGREEMENT, THE TIMING AND THE EFFECTIVENESS OF THE RELATED SEC REGISTRATION STATEMENT ARE NOT CERTAIN. UNTIL REGISTERED, THE SHARES MAY NOT BE RESOLD EXCEPT UNDER PROVISIONS OF FEDERAL SECURITIES LAWS, WHICH SIGNIFICANTLY RESTRICT TRANSFER OF THE SHARES. UNTIL REGISTERED, THE SHARES WILL BEAR THE STANDARD TRANSFER RESTRICTION LEGEND.

o He will not transfer or assign this subscription. If this subscription is accepted, he agrees that the assignment and transferability of the Shares subscribed for and acquired by him will be governed by all applicable laws.

o This Agreement shall be binding upon the heirs, estate, legal representatives and assigns of the undersigned.

o All information which he has provided to the Corporation concerning his financial position and knowledge of financial business matters is correct and complete as of the date set forth at the end of this Agreement, and if there should be any material change in such information prior to acceptance of this Subscription Agreement by the Corporation, he will immediately provide the Corporation with such information.

o He is purchasing the Shares without relying on any offering literature other than the information made available to the Investor and information set forth therein and herein.

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o     He is a bona fide resident of the State of set forth on the signature page of this Agreement, maintains his principal residence there, and is at least eighteen (18) years of age.

7. Suitability Questions:

Please check the appropriate line below in order that the Corporation may determine if you are an Accredited Investor. NOTE: You do not need to be an Accredited Investor to acquire Shares in this offering.

For Individuals only:

o An individual who has a net worth or, together with his spouse, a joint net worth (i.e., in total assets in excess of total liabilities) in excess of $1,000,000 __________

o An individual who has had in each of the two most recent years, and reasonably expects to have during the current year an individual income [for this purpose, a person's income is the amount of his individual adjusted gross income (as reported on a federal income tax return) increased by the following amounts: (1) any deduction for a portion of long term capital gains (Code Section 1202); (2) any deduction for depletion (Section 611 et seq. of the Code); (3) any exclusion for interest on tax-exempt municipal obligations (Section 103 of the Code); and (4) any losses of a partnership allocated to the individual limited partner (as reported on Schedule E of Form 1040)] in excess of $200,000, or a joint income with spouse in excess of $300,000. __________

                            For Non-Individuals Only:

o Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii).

NOTE: If you are an individual, you may only be an Accredited Investor if you meet the standards set forth above. If you are not a non-individual (such as a corporation or trust), you may only qualify under the standards set forth in above.

                       For Corporations and Partnerships:

o A corporation, partnership, or other organization [if the Subscriber is a trust only a revocable grantor trust may qualify] (an "entity"), and either (i) each shareholder, partner, or equity owner (as appropriate) individually satisfies the net worth or income standards set forth in the foregoing clause 7(a)(i) or (ii), or (ii) the organization is (A) an institutional investor as defined in Rule 501(a)(1) of the Securities and Exchange Commission, (B) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, or (C) an organization described in Section 501(c)(3) of the Code with assets in excess of $5,000,000.

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               For Employee Benefit Plans or Non-Individuals Only:

o Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

o Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b) (2) (ii).

All Accredited Investors must initial the following:

I understand that the representations contained in this section 7 are made for the purpose of qualifying me as an Accredited Investor as that term is defined pursuant to Regulation D under the Securities Act of 1933, as amended, for the purpose of inducing a sale of securities to me. I hereby represent that the statement or statements initialed above are true and correct in all respects. I understand that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against me for damages.

All Accredited Investors must complete the following:

In order to verify my Accredited Investor status, you may contact the following individual who has the following relationship with me:

Name:
Telephone Number:
-----------------
Relationship:
-------------

                    (such as attorney, banker or accountant)

ALL INVESTORS MUST ANSWER THE FOLLOWING QUESTIONS !

b. Do you think you have sufficient knowledge and expertise in investing that you are capable of evaluating the merits and risks associated with investing in the Corporation?

Yes ________ No ___________ If so, why? _____________

c.1. Have you consulted your own tax advisor who has advised you of all tax aspects associated with your investment in the Shares, such that you fully understand all such aspects and have no questions with respect thereto?
Yes ________ No ___________ If so, why? _____________

c.2. If your answer was no to the preceding question, do you have an Investment Advisor or Purchaser Representative you rely on for investment advice?

Yes _____ No ______ If so, what is his name and address? ____

d. Do you understand that you will not be able to resell the Share(s) which you purchase, unless you do so in an exempt transaction or unless you take steps to register the Share(s) under the Federal Securities Act of 1933 and applicable state securities laws and then only if the Corporation approves the transfer?

Yes ________ No ___________

e. Do you understand that there is no assurance of any financial return on this investment and that you run the risk of losing your entire investment?

Yes ________ No ___________

f. Do you have sufficient income and net worth to withstand a loss of your entire investment without suffering material adverse consequences?

Yes ________ No ___________

g. Are you aware that you have the opportunity to inspect the Corporation's financial records, documents, agreements and other records?

Yes ________ No ___________

Did you do so? Yes ________ No ___________

h. Do you understand that this investment is illiquid?

Yes ________ No ___________

i. Are you acting for your own account?

Yes ________ No ___________ If No. complete the following:

(1) Capacity in which you are acting (agent, trustee or otherwise):

(2) Name, address and telephone number(s) of person(s) you represent:

8. Notices:

Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be given in writing by registered or certified mail which shall be addressed to the address appearing on the books of the Corporation or to such other address as may be designated in writing.

9. Miscellaneous:

This Agreement shall be governed by and construed and accordance with the laws of the State of Nevada, both substantive and remedial. The section headings contained herein are for reference Purposes only and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement shall be enforceable in accordance with its terms and be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, executors and administrators, but this Agreement and the respective rights and obligations of the parties hereunder shall not be assignable by any party hereto without the prior written consent of the other. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof; supersedes all prior negotiations, letters and understandings relating to the subject matter hereof; and cannot be amended, supplemented or modified except by an instrument in writing signed by the party against whom enforcement of any such amendment, supplement or modification is sought. In the event of any litigation between the parties to this Agreement relating to, or arising out of, this Agreement, the prevailing party shall be entitled to an award of reasonable attorney's fees and costs, trial and appellate levels. The failure or finding of invalidity of any provision of this Agreement shall in no manner affect the right to enforce the other provisions of same, and the waiver by any party of any breach of any provision of this Agreement shall not be construed to be a waiver by such party of any subsequent breach of any other provision.

10. Subscription Amount and Payments:

Investor hereby subscribes for _________ (Number) of Shares for a total purchase price of $___________________ (Number of Shares x $.25) and hereby submits a check in the amount of $__________________ (Number of Shares x $.25 per Share) made payable to Atlantic Synergy, Inc.

11. Registration Rights:

The Corporation shall grant to the Investor for any shares of common stock issued pursuant to this Agreement piggyback registration rights on Form S-3 or Form SB-2 or such other form as may be applicable pursuant to the Securities Act of 1933 as amended. The Corporation shall pay all expenses in connection with all registration of shares of common stock of the Investor. Notwithstanding the foregoing, each of the Investor and the Corporation shall be responsible for their own internal administrative and similar costs, which shall not constitute registration expenses.

12. THE UNDERSIGNED HEREBY REPRESENTS HE HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND RELATED DOCUMENTS.

To the best of my knowledge and belief, the above information supplied by me is true and correct in all respects.

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                         TYPE OF INVESTMENT / INVESTOR:



_____ INDIVIDUAL      _____    JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP


_____ TRUST           _____    TENANTS - IN - COMMON


_____ CORPORATION     _____    PARTNERSHIP



THE NAME OF THE OWNER OF THE SHARE(S) SHOULD BE MADE OUT ON THE CERTIFICATE IN THE FOLLOWING MANNER (PLEASE PRINT):

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                                SIGNATURE PAGE TO
                           SUBSCRIPTION AGREEMENT FOR
                             Atlantic Synergy, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ____ day of ___________, 2004.

WITNESSES:

Investor #1 Signature

Print or Type Name
Social Security Number
Street Address
City, State, Zip
Investor #2 Signature
Print or Type Name
Social Security Number
Street Address
City, State, Zip

                              AGREED AND ACCEPTED:

Atlantic Synergy, Inc., a Nevada corporation

By:

Its:

Date:

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this first day of July, 2004, is entered into by Atlantic Synergy, Inc. a Nevada corporation (the "Company"), and Oleg Firer ("Executive").

WHEREAS, the Company and Executive desire to enter into an employment contract which will supersede any prior employment agreements.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1. Term of Employment. The Company hereby agrees to employ Executive, and Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on July 1, 2004 (the "Commencement Date") and ending on June 30, 2007, unless sooner terminated in accordance with the provisions of Section 5 or extended as hereinafter provided (such period, as it may be extended or terminated, is the "Agreement Term"), provided, however, that beginning on July 1, 2007, the Agreement Term shall be extended automatically on each anniversary of the Commencement Date for an additional one year from the then current expiration date of the Agreement Term unless either Executive or the Company provides written notice to the other party electing not to extend the Agreement Term at least 3 months prior to the applicable anniversary date.

2. Title; Capacity. The Company will employ Executive, and Executive agrees to work for the Company, as its President and Chief Executive Officer to perform the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board of Directors of the Company (the "Board") shall from time to time reasonably assign to him, including but not limited to, responsibility for all operating and nonoperating functions of the Company; all of these functions shall report directly or indirectly to him. Executive shall report directly to the Board of Directors and shall be subject to the supervision of, and shall have such authority as is delegated to him by the Board, which authority shall be sufficient to perform his duties hereunder. Executive shall devote his full business time and best efforts in the performance of the foregoing services, provided that he may accept other Board memberships or other charitable organizations which are not in conflict with his primary responsibilities and obligations to the Company.

3. Member of the Board. Throughout the Agreement Term, the Company shall take all reasonable action to cause Executive to be elected to serve as a Director of the Company.

4. Compensation and Benefits.

4.1 Salary. The Company shall pay Executive an annual base salary of $180,000.00 commencing on July 1, 2004, payable in accordance with the Company's customary payroll practices. Such salary thereafter shall be subject to annual review and upward or downward adjustment as determined by the Board in each calendar year, provided that such annual adjustment shall be at least equal to the general salary increase or decrease provided to Company salaried employees for the applicable year. Base salary increases shall be effective as of July in each calendar year with the first adjustment to occur on July 1, 2005.

4.2 Milestone Incentives. Executive shall be entitled to be considered for annual performance based bonuses targeted at 30% or greater of his base salary and contingent bonus based on certain performance factors. Such annual bonuses shall be measured and include but not limited to the following metrics:
Acquisition Milestone - $40,000 per completed acquisition payable the following quarter after the completion of the acquisition, Revenue Milestone - $40,000 for achieved annual revenue growth plan, Net Income Milestone - $60,000 for achieved annual net income growth plan. Executive shall receive an additional $50,000 bonus if all Annual Milestones are achieved.

                                      -10-
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4.3 Long-Term Incentives. Executive shall be granted stock options to purchase the number of shares of Common Stock in an aggregate of six percent (6%) (on a fully diluted basis), of its common stock, at the exercise price of $1.00 per share, and such options shall vest over three (3) year time period, provided, that all options granted hereby shall be subject to the provisions of the Corporation's stock option plan and subject to a stock option agreement, evidencing the granting of such options.

4.4 Expenses. The Company will reimburse Executive for reasonable business related expenses incurred by him in connection with the performance of his duties hereunder during the Agreement Term, subject, however, to the Company's policies relating to business related expenses as in effect from time to time during the Agreement Term. In addition during the Agreement Term, the Company shall pay, or reimburse Executive, for the premium payments for a $1,000,000 term life insurance policy with the beneficiary designated by Executive. During the Agreement Term, Executive shall be entitled to the use of, or reimbursement for the lease of, a "company car" plus insurance, repairs and maintenance and garage costs.

4.5 Fringe Benefits. Executive shall be entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its executive employees, if any, to the extent that Executive's position, tenure, salary, age, health and other qualifications make him eligible to participate, including, but not limited to, health care plans, life insurance plans, dental care plans, disability income plans, 401k plans, supplemental retirement plans, and all other benefit plans from time to time in effect generally for executives and/or employees of the Company. Executive shall also be entitled to take fully paid vacation in accordance with Company policy.

5. Termination of Employment Period. The Employment Period shall terminate upon the occurrence of any of the following:

5.1 Termination of the Agreement Term. At the expiration of the Agreement Term, but only if appropriate notice is given in accordance with Section 1.

5.2 Termination for Cause. At the election of the Company, for cause upon written notice by the Company to Executive. For the purposes of this Section 5.2, "cause" for termination shall be deemed to exist upon the occurrence of any of the following:

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

(a) a good faith finding by the Company that Executive has engaged in dishonesty, gross negligence or gross misconduct that is materially injurious to the Company which, if curable, has not been cured by Executive within 30 days after he shall have received written notice from the Company stating with reasonable specificity the nature of such conduct;

(b) Executive's conviction to any felony or crime, fraud or embezzlement of Company property; or

(c) Executive's material breach of this Agreement, including but not limited to, Sections 7.1, 7.2 or 7.3, which, if curable, has not been cured by Executive within 30 days after he shall have received written notice from the Company stating with reasonable specificity the nature of such breach.

5.3 Voluntary Termination by the Company or for Good Reason. At the election of the Company, without cause, at any time upon 120 days prior written notice by the Company to Executive or by Executive for Good Reason (as defined below):

5.4 Death or Disability. Thirty days after the death or determination of disability of Executive. As used in this Agreement, the determination of "disability" shall occur when Executive, due to a physical or mental disability, for a period of 90 consecutive days, or 180 days in the aggregate whether or not consecutive, during any 360-day period, is unable to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both Executive and the Company, provided that if Executive and the Company do not agree on a physician, Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

5.5 Voluntary Termination by Executive. At the election of Executive upon not less than 30 days prior written notice by him to the Company.

6. Effect of Termination.

6.1 Termination for Cause, at the Election of Executive or Upon Expiration of the Agreement Term. In the event that Executive's employment is terminated for cause pursuant to Section 5.2 or at the election of Executive pursuant to
Section 5.5, or upon the expiration of the Agreement pursuant to Section 5.1, the Company shall have no further obligations under this Agreement other than to pay to Executive the compensation and benefits, including payment for accrued but untaken vacation days, otherwise payable to him under Section 4 through the last day of his actual employment by the Company. Executive shall also be entitled to the pro rated portion of any bonus earned for any year Executive elects to terminate this Agreement pursuant to Section 5.5.

6.2 Voluntary Termination by the Company or for Good Reason. In the event that Executive's employment is terminated pursuant to Section 5.3, the Company shall continue to pay to Executive his annual base salary then in effect for twelve
(12) months in the manner set forth in Section 4.1 or the salary due under
Section 4.1 for the remainder of the Agreement Term, whatever is greater, payment for accrued but untaken vacation days, and a pro rata portion of any bonus for the year in which termination occurs, as to which Executive shall have no obligation to mitigate such amounts. In addition, the Company shall continue 3 its contributions toward Executive's health care, dental, disability and life insurance benefits on the same basis as immediately prior to the date of termination, except as provided below, for a period of twelve months from the last day of Executive's employment or for the remainder of time left in the Agreement Term, whichever is greater. Notwithstanding the foregoing, the Company shall not be required to provide any health care, dental, disability or life insurance benefit otherwise receivable by Executive pursuant to this Section 6.2 if Executive is actually covered by an equivalent benefit (at the same cost to Executive, if any) from another employer during which continuing benefits are provided pursuant to this Section 6.2. Any such benefit made available to Executive shall be reported to the Company. The amounts paid under this Section
6.2 shall be in lieu of, and not in addition to, any severance benefits for which Executive would be otherwise eligible.

6.3 Termination for Death or Disability. In the event that Executive's employment is terminated by death or because of disability pursuant to Section 5.4, the Company shall pay to Executive's estate or to Executive, as the case may be, compensation which would otherwise be payable to him under Section 4.1 of this Agreement through the end of the month in which such termination occurs, payment for any accrued but untaken vacation days, and the pro rata portion of any bonus earned under Section 4.2 through the last day of employment. Executive or his estate shall also be eligible to receive any benefits which he or it are entitled to receive under the various Company fringe benefit plans for the twelve months following Executive's death or disability. In addition to the foregoing, in the event of termination pursuant to Section 5.4, all unvested stock and stock options granted by the Company to Executive shall immediately vest as of the date of termination.

6.4 Termination in the Event of a Change in Control.

(a) In the event Executive's employment with the Company is terminated by the Company (other than for cause, disability or death as defined herein) or by Executive for Good Reason (as defined below) within three months before or 24 months following a Change in Control (as defined below), Executive shall be entitled to the following:

(i) Any remaining unvested stock or stock options awarded to Executive by the Company shall immediately vest upon the occurrence of a Change in Control; and

(ii) the Company shall pay to Executive within fourteen (14) days of delivery of a written notice of his termination any and all unpaid base salary, any accrued but untaken vacation pay, in each case to the extent not yet paid, and the pro rata portion of any bonus earned in the year of termination; and

(iii) the Company shall pay Executive's normal post-termination benefits in accordance with the Company's retirement, insurance and other benefit plan arrangements (including non-qualified deferred compensation plans); and

(iv) the Company shall continue to pay to Executive his average annual base salary for a period of thirty-six (36) months in the manner set forth in Section
4.1 for the three consecutive calendar years from the date of termination as to which Executive shall have no mitigation obligations; and

(v) for thirty-six (36) months after Executive's date of termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue Executive's health care, dental, disability and life insurance benefits on the same basis as immediately prior to the date of termination; provided, however, that if Executive becomes reemployed with another employer during the period in which continued benefits are being provided pursuant to this Section, the Company shall not be required to continue such benefits if Executive is covered by an equivalent benefit (at the same cost to him, if any) by the new employer, and

(vi) to the extent not otherwise paid or provided, the Company shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive following his termination of employment under any plan, program, policy, practice, contract or agreement of the Company and its affiliated companies; provided, however, that the severance benefits provided under this Section 6.4 shall be in lieu, and not in addition to, any severance benefits for which Executive would be otherwise eligible including, without limitation, the severance benefits provided under Section 6.2.

(b) As used herein, "Change in Control" shall occur or be deemed to occur if any of the following events occur:

(i) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or

(ii) any consolidation or merger of the Company (including, without limitation, a triangular merger) where the shareholders of the Company immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the combined voting power of all the outstanding securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

(iii) a third person, including a "person" as defined in Section 13(d) (3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (but other than (x) the Company, (y) any employee benefit plan of the Company, or (z) investors purchasing equity securities of the Company pursuant to a financing or a series of financings approved by the Board of

Directors of the Company) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of Controlling Securities (as defined below). "Controlling Securities" shall mean
(a) prior to the Company's initial public offering of its common stock registered under the Securities Act of 1933 (an "IPO"), securities representing 50% or more of the total number of votes that may be cast for the election of the directors of the Company, excluding securities acquired pursuant to an employee stock ownership plan or program of the Company now or hereafter existing; or
(b) after the Company's IPO, securities representing 25% or more of the total number of votes that may be cast for the election of the directors of the Company.

(c) As used herein, "Good Reason" means the occurrence, without Executive's written consent, of any of the events or circumstances set forth in clauses (i) through (vi) below which relates to the duties or responsibilities of Executive. Notwithstanding the occurrence of any such event or circumstance, the sale or other disposition of the all or a portion of the Company or its subsidiaries or joint ventures (regardless of the form of such transaction) shall not constitute Good Reason nor create an event or circumstance described below. In addition, notwithstanding the occurrence of any of events enumerated in clause (i) through
(vi), such occurrence shall not be deemed to constitute Good Reason if, within 30 days after the giving by Executive of notice of the occurrence or existence of an event or circumstance specified below, such event or circumstance has been fully corrected and Executive has been reasonably compensated for any losses or damages resulting therefrom (provided that such right of correction by the Company shall only apply to the first such notice given by Executive).

(i) the assignment to Executive of duties inconsistent in any material respect with Executive's position (including status, offices, titles and reporting requirements), authority or responsibilities in effect immediately prior to such assignment or any other action or omission by the Company which results in a diminution in such position, authority or responsibilities; or

(ii) a reduction in Executive's annual base salary or other compensation opportunities under annual or long-term compensation incentive plans as the same may be increased from time to time, provided that this clause (ii) shall not apply to any decrease in compensation opportunities under annual or long-term compensation incentive plans which occurs prior to a Change in Control and which applies generally to senior executives of the Company; or

(iii) the failure by the Company to (A) continue in effect any material compensation or benefit plan or program (including without limitation any life insurance, medical, health and accident or disability plan and any vacation program or policy) (a "Benefit Plan") in which Executive participates or which is applicable to Executive unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or program, or (B) continue Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Executive's participation relative to other participants; or

(iv) a change by the Company in the location at which Executive performs Executive's principal duties for the Company to a new location that is both (A) outside a radius of 35 miles from Executive's principal residence immediately prior to the date on which such change occurs and (B) more than 20 miles from the location at which Executive performs his principal duties for the Company immediately prior to the date on which such change occurs; or a requirement by the Company that Executive travel on Company business to a substantially greater extent than is reasonable for a person in his position with the Company; or

(v) any material breach by the Company of any employment agreement with Executive; or (vi) the failure of the Company to obtain the written agreement, in a form reasonably satisfactory to Executive, from any successor to the Company to assume and agree to perform this Agreement as required by Section 14.1.

6.5 Limitation on Benefits.

(a) It is the intention of Executive and the Company that no payments made or benefits provided by the Company to or for the benefit of Executive under this Agreement or any other agreement or plan pursuant to which Executive is entitled to receive payments or benefits shall be non-deductible to the Company by reason of the operation of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), relating to golden parachute payments.

(b) The Company agrees that in the event any payments to Executive pursuant to this Agreement would result in a payment to Executive that would trigger any obligations or penalties under Section 4999 of the United States Internal Revenue Code ("Excise Tax"), the Company shall first submit to its stockholders for approval the transaction that may result in the imposition of the Excise Tax upon Executive in accordance with the regulations of the Internal Revenue Code governing shareholder approval of transactions giving rise to Excise Tax liability.

(c) Notwithstanding the foregoing, in the event it shall be determined that any payment, award, benefit or distribution by the Company to or for the benefit of Executive would be subject to the Excise Tax or any corresponding provisions of state or local tax laws as a result of payment to Executive, or any interest or penalties are incurred by Executive with respect to such Excise Tax, then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes) imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the payments.

7. Nondisclosure and Noncompetition.

7.1 Proprietary Information.

(a) Executive agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. Executive will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by Executive.

(b) Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by Executive only in the performance of his duties for the Company.

(c) Executive agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above, also extends to such types of information, know-how, records and tangible property of subsidiaries and joint ventures of the Company, customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to Executive in the course of the Company's business.

7.2 Noncompetition and Nonsolicitation.

(a) During his employment with the Company, Executive shall not, directly or indirectly, render services of a business, professional or commercial nature to any other person or entity that competes with the Company's business, whether for compensation or otherwise, or engage in any business activities competitive with the Company's business, whether alone, as an employee, as a partner, or as a shareholder (other than as the holder of not more than one percent of the combined voting power of the outstanding stock of a public company), officer or director of any corporation or other business entity, or as a trustee, fiduciary or in any other similar representative capacity of any other entity. Notwithstanding the foregoing, the expenditure of reasonable amounts of time as a member of other companies' Board of Directors shall not be deemed a breach of this if those activities do not materially interfere with the services required under this Agreement;

(b) For a period of one (1) year after the termination of Executive's employment with the Company for any reason, or for a period of two (2) years following Executive's voluntary resignation without Good Reason, Executive will not directly or indirectly, absent the Company's prior written approval, render services of a business, professional or commercial nature to any other person or entity that competes with the Company's business ("Company" as used herein shall be deemed to include the Company and any parent, subsidiary or affiliate corporations) in the geographical area in which the Company does business, whether for compensation or otherwise, or engage in any business activities competitive with the Company's business, whether alone, as an employee, as a partner, or as a shareholder (other than as the holder of not more than one percent of the combined voting power of the outstanding stock of a public company), officer or director of any corporation or other business entity, or as a trustee, fiduciary or in any other similar representative capacity.

(c) For a period of one (1) year after termination of Executive's employment for any reason, Executive will not recruit solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

(d) For a period of one (1) year after termination of Executive's employment for any reason, Executive will not solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by Executive while employed by the Company.

7.3 If any restriction set forth in this Section 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

7.4 The restrictions contained in this Section 7 are necessary for the protection of the business and goodwill of the Company and are considered by Executive to be reasonable for such purpose. Executive agrees that any breach of this Section 7 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

7.5 Other Agreements. Executive represents that his performance of all the terms of this Agreement as an employee of the Company does not and will not breach any
(i) agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company or (ii) agreement to refrain from competing, directly or indirectly, with the business of any previous employer or any other party.

8. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon (a) a personal delivery, or (b) deposit in the United States Post Office, by registered or certified mail, postage prepaid, or (c) by facsimile transmission at the address of record of Executive or the Company, or at such other place as may from time to time be designated by either party in writing.

9. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

10. Entire Agreement. This Agreement, and those documents referenced herein, constitute the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter of this Agreement with the exception of the Employee Bonus Agreement, and any rights and obligations set forth in any agreements governing Executive's stock or stock options.

11. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and Executive.

12. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York.

13. Successors and Assigns.

13.1 Assumption by Successors. In the event of any Change in Control, any successor shall succeed to all of the Company's duties, obligations, rights and benefits hereunder. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise and whether or not after a Change in Control) to all or substantially all of the business or assets of the Company to assume in writing prior to such succession and to agree to perform its obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

13.2 Successor Benefits. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of Executive are personal and shall not be assigned by him.

14. Miscellaneous.

14.1 No Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

14.2 Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

14.3 Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

14.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.



/s/ Oleg Firer
--------------------------
EXECUTIVE
Atlantic Synergy, Inc.


By: /s/ Oleg Firer
   ----------------------
Its: Director

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this First day of June, 2004, is entered into by Acies, Inc. a Nevada corporation (the "Company"), and Yakov Shimon ("Executive").

WHEREAS, the Company and Executive desire to enter into an employment contract which will supersede any prior employment agreements.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1. Term of Employment. The Company hereby agrees to employ Executive, and Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on July 1, 2004 (the "Commencement Date") and ending on June 30, 2005, unless sooner terminated in accordance with the provisions of Section 5 or extended as hereinafter provided (such period, as it may be extended or terminated, is the "Agreement Term"), provided, however, that beginning on July 1, 2005, the Agreement Term shall be extended automatically on each anniversary of the Commencement Date for an additional one year from the then current expiration date of the Agreement Term unless either Executive or the Company provides written notice to the other party electing not to extend the Agreement Term at least 3 months prior to the applicable anniversary date.

2. Title; Capacity. The Company will employ Executive, and Executive agrees to work for the Company, as its Vice President, Merchant Operations to perform the duties and responsibilities inherent in such position and such other duties and responsibilities as the Chief Executive Officer (the "CEO") shall from time to time reasonably assign to him. Executive shall report directly to the CEO and shall be subject to the supervision of, and shall have such authority as is delegated to him by the CEO, which authority shall be sufficient to perform his duties hereunder. Executive shall devote his full business time and best efforts in the performance of the foregoing services, provided that he may accept other Board memberships or other charitable organizations which are not in conflict with his primary responsibilities and obligations to the Company.

3. Compensation and Benefits.

3.1 Salary. The Company shall pay Executive an annual base salary of $95,000.00 commencing on July 1, 2004, payable in accordance with the Company's customary payroll practices. Such salary thereafter shall be subject to annual review and upward or downward adjustment as determined by the Board of Directors (the "Board") in each calendar year, provided that such annual adjustment shall be at least equal to the general salary increase or decrease provided to Company salaried employees for the applicable year.

3.2 Milestone Incentives. Executive shall be entitled to be considered for annual performance based bonuses based on certain performance factors. Such annual bonuses shall be measured and include but not limited to the following metrics: Revenue Milestone - $20,000 for achieved revenue growth plan, Customer Retention Milestone - $20,000 for achieved customer retention plan, Profitability Milestone - $20,000 for achieved profitability plan, Systems Milestone - $20,000 for completed infrastructure.

3.3 Long-Term Incentives. Executive shall be granted stock options to purchase the number of shares of Common Stock in an aggregate of one and a half percent (1.5%) (on a fully diluted basis), of its common stock, at the exercise price of $1.00 per share, and such options shall vest over three (3) year time period, provided, that all options granted hereby shall be subject to the provisions of the Corporation's stock option plan and subject to a stock option agreement, evidencing the granting of such options.

3.4 Fringe Benefits. Executive shall be entitled to participate in all benefit programs that the Company establishes and makes available to its Executive employees, if any, to the extent that Executive's position, tenure (except as set forth in the second to last sentence of this Section 4.4), salary, age, health and other qualifications make him eligible to participate, including, but not limited to, health care plans, life insurance plans, dental care plans, disability income plans, 401k plans, supplemental retirement plans, and all other benefit plans from time to time in effect generally for Executives and/or employees of the Company. Executive shall also be entitled to take fully paid vacation in accordance with Company policy.

4. Termination of Employment Period. The Employment Period shall terminate upon the occurrence of any of the following:

4.1 Termination of the Agreement Term. At the expiration of the Agreement Term, but only if appropriate notice is given in accordance with Section 1.

4.2 Termination for Cause. At the election of the Company, for cause upon written notice by the Company to Executive. For the purposes of this Section 4.2, "cause" for termination shall be deemed to exist upon the occurrence of any of the following:

(a) a good faith finding by the Company that Executive has engaged in dishonesty, gross negligence or gross misconduct that is materially injurious to the Company which, if curable, has not been cured by Executive within 30 days after he shall have received written notice from the Company stating with reasonable specificity the nature of such conduct;

(b) Executive's conviction to any felony or crime, fraud or embezzlement of Company property; or

(c) Executive's material breach of this Agreement, including but not limited to, Sections 6.1, 6.2 or 6.3, which, if curable, has not been cured by Executive within 30 days after he shall have received written notice from the Company stating with reasonable specificity the nature of such breach.

4.3 Voluntary Termination by the Company or for Good Reason. At the election of the Company, without cause, at any time upon 30 days prior written notice by the Company to Executive or by Executive for Good Reason (as defined below):

4.4 Death or Disability. Thirty days after the death or determination of disability of Executive. As used in this Agreement, the determination of "disability" shall occur when Executive, due to a physical or mental disability, for a period of 30 consecutive days, or 90 days in the aggregate whether or not consecutive, during any 360-day period, is unable to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both Executive and the Company, provided that if Executive and the Company do not agree on a physician, Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

4.5 Voluntary Termination by Executive. At the election of Executive upon not less than 30 days prior written notice by him to the Company.

5. Effect of Termination.

5.1 Termination for Cause, at the Election of Executive or Upon Expiration of the Agreement Term. In the event that Executive's employment is terminated for cause pursuant to Section 4.2 or at the election of Executive pursuant to
Section 4.5, or upon the expiration of the Agreement pursuant to Section 4.1, the Company shall have no further obligations under this Agreement other than to pay to Executive the compensation and benefits, including payment for accrued but untaken vacation days, otherwise payable to him under Section 3 through the last day of his actual employment by the Company. Executive shall also be entitled to the pro rated portion of any bonus earned for any year Executive elects to terminate this Agreement pursuant to Section 4.5.

5.2 Voluntary Termination by the Company or for Good Reason. In the event that Executive's employment is terminated pursuant to Section 4.3, the Company shall continue to pay to Executive his annual base salary then in effect for thirty
(30) days in the manner set forth in Section 3.1 or the salary due under Section
3.1 for the remainder of the Agreement Term, whatever is greater, payment for accrued but untaken vacation days, and a pro rata portion of any bonus for the year in which termination occurs, as to which Executive shall have no obligation to mitigate such amounts. In addition, the Company shall continue its contributions toward Executive's health care, dental, disability and life insurance benefits on the same basis as immediately prior to the date of termination, except as provided below, for a period of twelve months from the last day of Executive's employment or for the remainder of time left in the Agreement Term, whichever is greater. Notwithstanding the foregoing, the Company shall not be required to provide any health care, dental, disability or life insurance benefit otherwise receivable by Executive pursuant to this Section 5.2 if Executive is actually covered by an equivalent benefit (at the same cost to Executive, if any) from another employer during which continuing benefits are provided pursuant to this Section 5.2. Any such benefit made available to Executive shall be reported to the Company. The amounts paid under this Section
5.2 shall be in lieu of, and not in addition to, any severance benefits for which Executive would be otherwise eligible.

5.3 Termination for Death or Disability. In the event that Executive's employment is terminated by death or because of disability pursuant to Section 4.4, the Company shall pay to Executive's estate or to Executive, as the case may be, compensation which would otherwise be payable to him under Section 3.1 of this Agreement through the end of the month in which such termination occurs, payment for any accrued but untaken vacation days, and the pro rata portion of any bonus earned under Section 3.2 through the last day of employment. Executive or his estate shall also be eligible to receive any benefits which he or it are entitled to receive under the various Company fringe benefit plans for the twelve months following Executive's death or disability. In addition to the foregoing, in the event of termination pursuant to Section 4.4, all unvested stock and stock options granted by the Company to Executive shall immediately vest as of the date of termination.

5.4 Termination in the Event of a Change in Control.

(a) In the event Executive's employment with the Company is terminated by the Company (other than for cause, disability or death as defined herein) or by Executive for Good Reason (as defined below) within three months before or 12 months following a Change in Control (as defined below), Executive shall be entitled to the following:

(i) Any remaining unvested stock or stock options awarded to Executive by the Company shall immediately vest upon the occurrence of a Change in Control; and

(ii) the Company shall pay to Executive within fourteen (14) days of delivery of a written notice of his termination any and all unpaid base salary, any accrued but untaken vacation pay, in each case to the extent not yet paid, and the pro rata portion of any bonus earned in the year of termination; and

(iii) the Company shall pay Executive's normal post-termination benefits in accordance with the Company's retirement, insurance and other benefit plan arrangements (including non-qualified deferred compensation plans); and

(iv) the Company shall continue to pay to Executive his average annual base salary for a period of six (6) months in the manner set forth in Section 3.1 for the six consecutive calendar months from the date of termination as to which Executive shall have no mitigation obligations; and

(v) for six (6) months after Executive's date of termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue Executive's health care, dental, disability and life insurance benefits on the same basis as immediately prior to the date of termination; provided, however, that if Executive becomes reemployed with another employer during the period in which continued benefits are being provided pursuant to this Section, the Company shall not be required to continue such benefits if Executive is covered by an equivalent benefit (at the same cost to him, if any) by the new employer, and

(vi) to the extent not otherwise paid or provided, the Company shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive following his termination of employment under any plan, program, policy, practice, contract or agreement of the Company and its affiliated companies; provided, however, that the severance benefits provided under this Section 5.4 shall be in lieu, and not in addition to, any severance benefits for which Executive would be otherwise eligible including, without limitation, the severance benefits provided under Section 5.2.

(b) As used herein, "Change in Control" shall occur or be deemed to occur if any of the following events occur:

(i) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or

(ii) any consolidation or merger of the Company (including, without limitation, a triangular merger) where the shareholders of the Company immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the combined voting power of all the outstanding securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

(iii) a third person, including a "person" as defined in Section 13(d) (3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (but other than (x) the Company, (y) any employee benefit plan of the Company, or (z) investors purchasing equity securities of the Company pursuant to a financing or a series of financings approved by the Board of Directors of the Company) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of Controlling Securities (as defined below). "Controlling Securities" shall mean (a) prior to the Company's initial public offering of its common stock registered under the Securities Act of 1933 (an "IPO"), securities representing 50% or more of the total number of votes that may be cast for the election of the directors of the Company, excluding securities acquired pursuant to an employee stock ownership plan or program of the Company now or hereafter existing; or (b) after the Company's IPO, securities representing 25% or more of the total number of votes that may be cast for the election of the directors of the Company.

(c) As used herein, "Good Reason" means the occurrence, without Executive's written consent, of any of the events or circumstances set forth in clauses (i) through (vi) below which relates to the duties or responsibilities of Executive. Notwithstanding the occurrence of any such event or circumstance, the sale or other disposition of the all or a portion of the Company or its subsidiaries or joint ventures (regardless of the form of such transaction) shall not constitute Good Reason nor create an event or circumstance described below. In addition, notwithstanding the occurrence of any of events enumerated in clause (i) through
(vi), such occurrence shall not be deemed to constitute Good Reason if, within 30 days after the giving by Executive of notice of the occurrence or existence of an event or circumstance specified below, such event or circumstance has been fully corrected and Executive has been reasonably compensated for any losses or damages resulting therefrom (provided that such right of correction by the Company shall only apply to the first such notice given by Executive).

(i) the assignment to Executive of duties inconsistent in any material respect with Executive's position (including status, offices, titles and reporting requirements), authority or responsibilities in effect immediately prior to such assignment or any other action or omission by the Company which results in a diminution in such position, authority or responsibilities; or

(ii) a reduction in Executive's annual base salary or other compensation opportunities under annual or long-term compensation incentive plans as the same may be increased from time to time, provided that this clause (ii) shall not apply to any decrease in compensation opportunities under annual or long-term compensation incentive plans which occurs prior to a Change in Control and which applies generally to senior Executives of the Company; or

(iii) the failure by the Company to (A) continue in effect any material compensation or benefit plan or program (including without limitation any life insurance, medical, health and accident or disability plan and any vacation program or policy) (a "Benefit Plan") in which Executive participates or which is applicable to Executive unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or program, or (B) continue Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Executive's participation relative to other participants; or

(iv) a change by the Company in the location at which Executive performs Executive's principal duties for the Company to a new location that is both (A) outside a radius of 35 miles from Executive's principal residence immediately prior to the date on which such change occurs and (B) more than 20 miles from the location at which Executive performs his principal duties for the Company immediately prior to the date on which such change occurs; or a requirement by the Company that Executive travel on Company business to a substantially greater extent than is reasonable for a person in his position with the Company; or

(v) any material breach by the Company of any employment agreement with Executive; or

(vi) the failure of the Company to obtain the written agreement, in a form reasonably satisfactory to Executive, from any successor to the Company to assume and agree to perform this Agreement as required by Section 14.1.

5.5 Limitation on Benefits.

(a) It is the intention of Executive and the Company that no payments made or benefits provided by the Company to or for the benefit of Executive under this Agreement or any other agreement or plan pursuant to which Executive is entitled to receive payments or benefits shall be non-deductible to the Company by reason of the operation of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), relating to golden parachute payments.

(b) The Company agrees that in the event any payments to Executive pursuant to this Agreement would result in a payment to Executive that would trigger any obligations or penalties under Section 4999 of the United States Internal Revenue Code ("Excise Tax"), the Company shall first submit to its stockholders for approval the transaction that may result in the imposition of the Excise Tax upon Executive in accordance with the regulations of the Internal Revenue Code governing shareholder approval of transactions giving rise to Excise Tax liability.

(c) Notwithstanding the foregoing, in the event it shall be determined that any payment, award, benefit or distribution by the Company to or for the benefit of Executive would be subject to the Excise Tax or any corresponding provisions of state or local tax laws as a result of payment to Executive, or any interest or penalties are incurred by Executive with respect to such Excise Tax, then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes) imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the payments.

6. Nondisclosure and Noncompetition.

6.1 Proprietary Information.

(a) Executive agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. Executive will not disclose any Proprietary Information to 7 others outside the Company or use the same for any unauthorized purposes without written approval by an Executive of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by Executive.

(b) Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by Executive only in the performance of his duties for the Company.

(c) Executive agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above, also extends to such types of information, know-how, records and tangible property of subsidiaries and joint ventures of the Company, customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to Executive in the course of the Company's business.

6.2 Noncompetition and Nonsolicitation.

(a) During his employment with the Company, Executive shall not, directly or indirectly, render services of a business, professional or commercial nature to any other person or entity that competes with the Company's business, whether for compensation or otherwise, or engage in any business activities competitive with the Company's business, whether alone, as an employee, as a partner, or as a shareholder (other than as the holder of not more than one percent of the combined voting power of the outstanding stock of a public company), Executive or director of any corporation or other business entity, or as a trustee, fiduciary or in any other similar representative capacity of any other entity. Notwithstanding the foregoing, the expenditure of reasonable amounts of time as a member of other companies' Board of Directors shall not be deemed a breach of this if those activities do not materially interfere with the services required under this Agreement;

(b) For a period of one (1) year after the termination of Executive's employment with the Company for any reason, or for a period of two (2) years following Executive's voluntary resignation without Good Reason, Executive will not directly or indirectly, absent the Company's prior written approval, render services of a business, professional or commercial nature to any other person or entity that competes with the Company's business ("Company" as used herein shall be deemed to include the Company and any parent, subsidiary or affiliate corporations) in the geographical area in which the Company does business, whether for compensation or otherwise, or engage in any business activities competitive with the Company's business, whether alone, as an employee, as a partner, or as a shareholder (other than as the holder of not more than one percent of the combined voting power of the outstanding stock of a public company), Executive or director of any corporation or other business entity, or as a trustee, fiduciary or in any other similar representative capacity.

(c) For a period of one (1) year after termination of Executive's employment for any reason, Executive will not recruit solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

(d) For a period of one (1) year after termination of Executive's employment for any reason, Executive will not solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by Executive while employed by the Company.

6.3 If any restriction set forth in this Section 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

6.4 The restrictions contained in this Section 7 are necessary for the protection of the business and goodwill of the Company and are considered by Executive to be reasonable for such purpose. Executive agrees that any breach of this Section 7 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

6.5 Other Agreements. Executive represents that his performance of all the terms of this Agreement as an employee of the Company does not and will not breach any
(i) agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company or (ii) agreement to refrain from competing, directly or indirectly, with the business of any previous employer or any other party.

7. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon (a) a personal delivery, or (b) deposit in the United States Post Office, by registered or certified mail, postage prepaid, or (c) by facsimile transmission at the address of record of Executive or the Company, or at such other place as may from time to time be designated by either party in writing.

8. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

9. Entire Agreement. This Agreement, and those documents referenced herein, constitute the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter of this Agreement with the exception of the Employee Bonus Agreement, and any rights and obligations set forth in any agreements governing Executive's stock or stock options.

10. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and Executive.

11. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York.

12. Successors and Assigns.

12.1 Assumption by Successors. In the event of any Change in Control, any successor shall succeed to all of the Company's duties, obligations, rights and benefits hereunder. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise and whether or not after a Change in Control) to all or substantially all of the business or assets of the Company to assume in writing prior to such succession and to agree to perform its obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

12.2 Successor Benefits. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of Executive are personal and shall not be assigned by him.

13. Miscellaneous.

13.1 No Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

13.2 Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

13.3 Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

13.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


                        /s/ Yakov Shimon
                        ------------------------------
                        EXECUTIVE


Atlantic Synergy, Inc.



                        By: /s/ Oleg Firer
                            --------------------------
                            Its: President, CEO

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this First day of July, 2004, is entered into by Atlantic Synergy, Inc. a Nevada corporation (the "Company"), and Miron Guilliadov ("Executive").

WHEREAS, the Company and Executive desire to enter into an employment contract which will supersede any prior employment agreements.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1. Term of Employment. The Company hereby agrees to employ Executive, and Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on July 1, 2004 (the "Commencement Date") and ending on June 30, 2005, unless sooner terminated in accordance with the provisions of Section 5 or extended as hereinafter provided (such period, as it may be extended or terminated, is the "Agreement Term"), provided, however, that beginning on July 1, 2005, the Agreement Term shall be extended automatically on each anniversary of the Commencement Date for an additional one year from the then current expiration date of the Agreement Term unless either Executive or the Company provides written notice to the other party electing not to extend the Agreement Term at least 3 months prior to the applicable anniversary date.

2. Title; Capacity. The Company will employ Executive, and Executive agrees to work for the Company, as its Vice President, Indirect Sales to perform the duties and responsibilities inherent in such position and such other duties and responsibilities as the Chief Executive Officer (the "CEO") shall from time to time reasonably assign to him. Executive shall report directly to the CEO and shall be subject to the supervision of, and shall have such authority as is delegated to him by the CEO, which authority shall be sufficient to perform his duties hereunder. Executive shall devote his full business time and best efforts in the performance of the foregoing services, provided that he may accept other Board memberships or other charitable organizations which are not in conflict with his primary responsibilities and obligations to the Company.

3. Compensation and Benefits.

3.1 Salary. The Company shall pay Executive an annual base salary of $95,000.00 commencing on July 1, 2004, payable in accordance with the Company's customary payroll practices. Such salary thereafter shall be subject to annual review and upward or downward adjustment as determined by the Board of Directors (the "Board") in each calendar year, provided that such annual adjustment shall be at least equal to the general salary increase or decrease provided to Company salaried employees for the applicable year.

3.2 Milestone Incentives. Executive shall be entitled to be considered for annual performance based bonuses based on certain performance factors met within Indirect Sales division. Such annual bonuses shall be measured and include but not limited to the following metrics: Revenue Milestone- $20,000 for achieved revenue growth plan, Customer Growth Milestone - $20,000 for achieved revenue growth plan, Profitability Milestone - $30,000 for achieved profitability plan.

3.3 Long-Term Incentives. Executive shall be granted stock options to purchase the number of shares of Common Stock in an aggregate of one and a half percent (1.5%) (on a fully diluted basis), of its common stock, at the exercise price of $1.00 per share, and such options shall vest over three (3) year time period, provided, that all options granted hereby shall be subject to the provisions of the Corporation's stock option plan and subject to a stock option agreement, evidencing the granting of such options.

3.4 Fringe Benefits. Executive shall be entitled to participate in all benefit programs that the Company establishes and makes available to its Executive employees, if any, to the extent that Executive's position, tenure (except as set forth in the second to last sentence of this Section 4.4), salary, age, health and other qualifications make him eligible to participate, including, but not limited to, health care plans, life insurance plans, dental care plans, disability income plans, 401k plans, supplemental retirement plans, and all other benefit plans from time to time in effect generally for Executives and/or employees of the Company. Executive shall also be entitled to take fully paid vacation in accordance with Company policy.

4. Termination of Employment Period. The Employment Period shall terminate upon the occurrence of any of the following:

4.1 Termination of the Agreement Term. At the expiration of the Agreement Term, but only if appropriate notice is given in accordance with Section 1.

4.2 Termination for Cause. At the election of the Company, for cause upon written notice by the Company to Executive. For the purposes of this Section 4.2, "cause" for termination shall be deemed to exist upon the occurrence of any of the following:

(a) a good faith finding by the Company that Executive has engaged in dishonesty, gross negligence or gross misconduct that is materially injurious to the Company which, if curable, has not been cured by Executive within 30 days after he shall have received written notice from the Company stating with reasonable specificity the nature of such conduct;

(b) Executive's conviction to any felony or crime, fraud or embezzlement of Company property; or

(c) Executive's material breach of this Agreement, including but not limited to, Sections 6.1, 6.2 or 6.3, which, if curable, has not been cured by Executive within 30 days after he shall have received written notice from the Company stating with reasonable specificity the nature of such breach.

4.3 Voluntary Termination by the Company or for Good Reason. At the election of the Company, without cause, at any time upon 30 days prior written notice by the Company to Executive or by Executive for Good Reason (as defined below):

4.4 Death or Disability. Thirty days after the death or determination of disability of Executive. As used in this Agreement, the determination of "disability" shall occur when Executive, due to a physical or mental disability, for a period of 30 consecutive days, or 90 days in the aggregate whether or not consecutive, during any 360-day period, is unable to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both Executive and the Company, provided that if Executive and the Company do not agree on a physician, Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

4.5 Voluntary Termination by Executive. At the election of Executive upon not less than 30 days prior written notice by him to the Company.

5. Effect of Termination.

5.1 Termination for Cause, at the Election of Executive or Upon Expiration of the Agreement Term. In the event that Executive's employment is terminated for cause pursuant to Section 4.2 or at the election of Executive pursuant to
Section 4.5, or upon the expiration of the Agreement pursuant to Section 4.1, the Company shall have no further obligations under this Agreement other than to pay to Executive the compensation and benefits, including payment for accrued but untaken vacation days, otherwise payable to him under Section 3 through the last day of his actual employment by the Company. Executive shall also be entitled to the pro rated portion of any bonus earned for any year Executive elects to terminate this Agreement pursuant to Section 4.5.

5.2 Voluntary Termination by the Company or for Good Reason. In the event that Executive's employment is terminated pursuant to Section 4.3, the Company shall continue to pay to Executive his annual base salary then in effect for thirty
(30) days in the manner set forth in Section 3.1 or the salary due under Section
3.1 for the remainder of the Agreement Term, whatever is greater, payment for accrued but untaken vacation days, and a pro rata portion of any bonus for the year in which termination occurs, as to which Executive shall have no obligation to mitigate such amounts. In addition, the Company shall continue its contributions toward Executive's health care, dental, disability and life insurance benefits on the same basis as immediately prior to the date of termination, except as provided below, for a period of twelve months from the last day of Executive's employment or for the remainder of time left in the Agreement Term, whichever is greater. Notwithstanding the foregoing, the Company shall not be required to provide any health care, dental, disability or life insurance benefit otherwise receivable by Executive pursuant to this Section 5.2 if Executive is actually covered by an equivalent benefit (at the same cost to Executive, if any) from another employer during which continuing benefits are provided pursuant to this Section 5.2. Any such benefit made available to Executive shall be reported to the Company. The amounts paid under this Section
5.2 shall be in lieu of, and not in addition to, any severance benefits for which Executive would be otherwise eligible.

5.3 Termination for Death or Disability. In the event that Executive's employment is terminated by death or because of disability pursuant to Section 4.4, the Company shall pay to Executive's estate or to Executive, as the case may be, compensation which would otherwise be payable to him under Section 3.1 of this Agreement through the end of the month in which such termination occurs, payment for any accrued but untaken vacation days, and the pro rata portion of any bonus earned under Section 3.2 through the last day of employment. Executive or his estate shall also be eligible to receive any benefits which he or it are entitled to receive under the various Company fringe benefit plans for the twelve months following Executive's death or disability. In addition to the foregoing, in the event of termination pursuant to Section 4.4, all unvested stock and stock options granted by the Company to Executive shall immediately vest as of the date of termination.

5.4 Termination in the Event of a Change in Control.

(a) In the event Executive's employment with the Company is terminated by the Company (other than for cause, disability or death as defined herein) or by Executive for Good Reason (as defined below) within three months before or 12 months following a Change in Control (as defined below), Executive shall be entitled to the following:

(i) Any remaining unvested stock or stock options awarded to Executive by the Company shall immediately vest upon the occurrence of a Change in Control; and

(ii) the Company shall pay to Executive within fourteen (14) days of delivery of a written notice of his termination any and all unpaid base salary, any accrued but untaken vacation pay, in each case to the extent not yet paid, and the pro rata portion of any bonus earned in the year of termination; and

(iii) the Company shall pay Executive's normal post-termination benefits in accordance with the Company's retirement, insurance and other benefit plan arrangements (including non-qualified deferred compensation plans); and

(iv) the Company shall continue to pay to Executive his average annual base salary for a period of six (6) months in the manner set forth in Section 3.1 for the six consecutive calendar months from the date of termination as to which Executive shall have no mitigation obligations; and

(v) for six (6) months after Executive's date of termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue Executive's health care, dental, disability and life insurance benefits on the same basis as immediately prior to the date of termination; provided, however, that if Executive becomes reemployed with another employer during the period in which continued benefits are being provided pursuant to this Section, the Company shall not be required to continue such benefits if Executive is covered by an equivalent benefit (at the same cost to him, if any) by the new employer, and

(vi) to the extent not otherwise paid or provided, the Company shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive following his termination of employment under any plan, program, policy, practice, contract or agreement of the Company and its affiliated companies; provided, however, that the severance benefits provided under this Section 5.4 shall be in lieu, and not in addition to, any severance benefits for which Executive would be otherwise eligible including, without limitation, the severance benefits provided under Section 5.2.

(b) As used herein, "Change in Control" shall occur or be deemed to occur if any of the following events occur:

(i) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or

(ii) any consolidation or merger of the Company (including, without limitation, a triangular merger) where the shareholders of the Company immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the combined voting power of all the outstanding securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

(iii) a third person, including a "person" as defined in Section 13(d) (3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (but other than (x) the Company, (y) any employee benefit plan of the Company, or (z) investors purchasing equity securities of the Company pursuant to a financing or a series of financings approved by the Board of Directors of the Company) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of Controlling Securities (as defined below). "Controlling Securities" shall mean (a) prior to the Company's initial public offering of its common stock registered under the Securities Act of 1933 (an "IPO"), --- securities representing 50% or more of the total number of votes that may be cast for the election of the directors of the Company, excluding securities acquired pursuant to an employee stock ownership plan or program of the Company now or hereafter existing; or (b) after the Company's IPO, securities representing 25% or more of the total number of votes that may be cast for the election of the directors of the Company.

(c) As used herein, "Good Reason" means the occurrence, without Executive's written consent, of any of the events or circumstances set forth in clauses (i) through (vi) below which relates to the duties or responsibilities of Executive. Notwithstanding the occurrence of any such event or circumstance, the sale or other disposition of the all or a portion of the Company or its subsidiaries or joint ventures (regardless of the form of such transaction) shall not constitute Good Reason nor create an event or circumstance described below. In addition, notwithstanding the occurrence of any of events enumerated in clause (i) through
(vi), such occurrence shall not be deemed to constitute Good Reason if, within 30 days after the giving by Executive of notice of the occurrence or existence of an event or circumstance specified below, such event or circumstance has been fully corrected and Executive has been reasonably compensated for any losses or damages resulting therefrom (provided that such right of correction by the Company shall only apply to the first such notice given by Executive).

(i) the assignment to Executive of duties inconsistent in any material respect with Executive's position (including status, offices, titles and reporting requirements), authority or responsibilities in effect immediately prior to such assignment or any other action or omission by the Company which results in a diminution in such position, authority or responsibilities; or

(ii) a reduction in Executive's annual base salary or other compensation opportunities under annual or long-term compensation incentive plans as the same may be increased from time to time, provided that this clause (ii) shall not apply to any decrease in compensation opportunities under annual or long-term compensation incentive plans which occurs prior to a Change in Control and which applies generally to senior Executives of the Company; or

(iii) the failure by the Company to (A) continue in effect any material compensation or benefit plan or program (including without limitation any life insurance, medical, health and accident or disability plan and any vacation program or policy) (a "Benefit Plan") in which Executive participates or which is applicable to Executive unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or program, or (B) continue Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Executive's participation relative to other participants; or

(iv) a change by the Company in the location at which Executive performs Executive's principal duties for the Company to a new location that is both (A) outside a radius of 35 miles from Executive's principal residence immediately prior to the date on which such change occurs and (B) more than 20 miles from the location at which Executive performs his principal duties for the Company immediately prior to the date on which such change occurs; or a requirement by the Company that Executive travel on Company business to a substantially greater extent than is reasonable for a person in his position with the Company; or

(v) any material breach by the Company of any employment agreement with Executive; or

(vi) the failure of the Company to obtain the written agreement, in a form reasonably satisfactory to Executive, from any successor to the Company to assume and agree to perform this Agreement as required by Section 14.1.

5.5 Limitation on Benefits.

(a) It is the intention of Executive and the Company that no payments made or benefits provided by the Company to or for the benefit of Executive under this Agreement or any other agreement or plan pursuant to which Executive is entitled to receive payments or benefits shall be non-deductible to the Company by reason of the operation of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), relating to golden parachute payments.

(b) The Company agrees that in the event any payments to Executive pursuant to this Agreement would result in a payment to Executive that would trigger any obligations or penalties under Section 4999 of the United States Internal Revenue Code ("Excise Tax"), the Company shall first submit to its stockholders for approval the transaction that may result in the imposition of the Excise Tax upon Executive in accordance with the regulations of the Internal Revenue Code governing shareholder approval of transactions giving rise to Excise Tax liability.

(c) Notwithstanding the foregoing, in the event it shall be determined that any payment, award, benefit or distribution by the Company to or for the benefit of Executive would be subject to the Excise Tax or any corresponding provisions of state or local tax laws as a result of payment to Executive, or any interest or penalties are incurred by Executive with respect to such Excise Tax, then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes) imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the payments.

6. Nondisclosure and Noncompetition.

6.1 Proprietary Information.

(a) Executive agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. Executive will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an Executive of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by Executive.

(b) Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by Executive only in the performance of his duties for the Company.

(c) Executive agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above, also extends to such types of information, know-how, records and tangible property of subsidiaries and joint ventures of the Company, customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to Executive in the course of the Company's business.

6.2 Noncompetition and Nonsolicitation.

(a) During his employment with the Company, Executive shall not, directly or indirectly, render services of a business, professional or commercial nature to any other person or entity that competes with the Company's business, whether for compensation or otherwise, or engage in any business activities competitive with the Company's business, whether alone, as an employee, as a partner, or as a shareholder (other than as the holder of not more than one percent of the combined voting power of the outstanding stock of a public company), Executive or director of any corporation or other business entity, or as a trustee, fiduciary or in any other similar representative capacity of any other entity. Notwithstanding the foregoing, the expenditure of reasonable amounts of time as a member of other companies' Board of Directors shall not be deemed a breach of this if those activities do not materially interfere with the services required under this Agreement;

(b) For a period of one (1) year after the termination of Executive's employment with the Company for any reason, or for a period of two (2) years following Executive's voluntary resignation without Good Reason, Executive will not directly or indirectly, absent the Company's prior written approval, render services of a business, professional or commercial nature to any other person or entity that competes with the Company's business ("Company" as used herein shall be deemed to include the Company and any parent, subsidiary or affiliate corporations) in the geographical area in which the Company does business, whether for compensation or otherwise, or engage in any business activities competitive with the Company's business, whether alone, as an employee, as a partner, or as a shareholder (other than as the holder of not more than one percent of the combined voting power of the outstanding stock of a public company), Executive or director of any corporation or other business entity, or as a trustee, fiduciary or in any other similar representative capacity.

(c) For a period of one (1) year after termination of Executive's employment for any reason, Executive will not recruit solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

(d) For a period of one (1) year after termination of Executive's employment for any reason, Executive will not solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by Executive while employed by the Company.

6.3 If any restriction set forth in this Section 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

6.4 The restrictions contained in this Section 7 are necessary for the protection of the business and goodwill of the Company and are considered by Executive to be reasonable for such purpose. Executive agrees that any breach of this Section 7 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

6.5 Other Agreements. Executive represents that his performance of all the terms of this Agreement as an employee of the Company does not and will not breach any

(i) agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company or

(ii) agreement to refrain from competing, directly or indirectly, with the business of any previous employer or any other party.

7. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon (a) a personal delivery, or (b) deposit in the United States Post Office, by registered or certified mail, postage prepaid, or (c) by facsimile transmission at the address of record of Executive or the Company, or at such other place as may from time to time be designated by either party in writing.

8. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

9. Entire Agreement. This Agreement, and those documents referenced herein, constitute the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter of this Agreement with the exception of the Employee Bonus Agreement, and any rights and obligations set forth in any agreements governing Executive's stock or stock options.

10. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and Executive.

11. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York.

12. Successors and Assigns.

12.1 Assumption by Successors. In the event of any Change in Control, any successor shall succeed to all of the Company's duties, obligations, rights and benefits hereunder. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise and whether or not after a Change in Control) to all or substantially all of the business or assets of the Company to assume in writing prior to such succession and to agree to perform its obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

12.2 Successor Benefits. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of Executive are personal and shall not be assigned by him.

13. Miscellaneous.

13.1 No Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

13.2 Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

13.3 Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

13.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.



                        /s/ Miron Guilliadov
                        ------------------------------------
                        EXECUTIVE



Atlantic Synergy, Inc.




                        By: /s/ Oleg Firer
                        --------------------------------
                        Its: President, CEO

                             SUBSCRIPTION AGREEMENT
                                       IN
                                   ACIES, INC.

1. SUBSCRIPTION. ___________ (hereinafter referred to as "Purchaser" or "Shareholder") hereby agrees to become an investor in Acies, Inc., formerly GM Merchant Solutions, Inc., a Nevada corporation (the "Company"), and to purchase _________ shares ("Shares") of common stock ("Common Stock") at a price of approximately $0.76923077 per share.

2. REPRESENTATIONS BY THE UNDERSIGNED. The undersigned represents and warrants as follows:

a. The undersigned is purchasing the Shares without being furnished any offering literature or prospectus;

b. The undersigned recognizes that the Shares of Common Stock have not been registered under the Securities Act of 1933, as amended ("Act"), nor under the securities laws of any state and, therefore, cannot be resold unless resale of is registered under the Act or unless an exemption from registration is available; no public agency has passed upon the fairness of the terms of the offering; the undersigned may not sell the Shares without registering them under the Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale;

c. The undersigned is acquiring the Shares for his, her or its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and he, she or it does not presently have any reason to anticipate any change in his, her or its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require him, her or it sale or distribution of the Shares. No one other than the undersigned has any beneficial interest in said securities;

d. The undersigned acknowledges as follows:

_____ (i) I am an Accredited Investor because I meet one of the following items:

is a natural person who has an individual net worth, or joint net worth with that person's spouse of more than $1,000,000; or

is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

is a bank as defined in Section 3(a)(2) of the 1933 Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; or

any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

is an insurance company as defined in Section 2(13) of the 1933 Act; or

is an investment company registered under the Investment Company Act of 1940; or

a business development company as defined in Section 2(a)(48) of that act; or

is a Small Business Investment Company licensed by the U. S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a "plan fiduciary" (as defined in Section 3(21) of such act) which is either a bank, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directive plan, its investment decisions are made solely by persons that are accredited investors; or

is a "private business development company" as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or

is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares of Common Stock, whose purchase is directed by a sophisticated person as defined in the rules and regulations of the 1933 Act; or is an entity in which all of the equity owners fall within one of the categories set forth above; or

is otherwise an Accredited Investor as defined in Section 501 of Regulation D as adopted by the Securities and Exchange Commission.

_____ (ii) I am not an Accredited Investor.

_____ (iii) I reside outside of the United States.

e. The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision, and does not require a Purchaser Representative in evaluating the merits and risks of an investment in the Shares;

f. The undersigned recognizes that the investment herein is a speculative venture and that the total amount of funds tendered to purchase Shares is placed at the risk of the business and may be completely lost. The purchase of Shares as an investment involves special risks;

g. The undersigned realizes that the Common Stock cannot readily be sold as they will be restricted securities and therefore the Shares must not be purchased unless the undersigned has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and the undersigned can provide for current needs and possible personal contingencies;

h. The undersigned confirms and represents that he, she or it is able (i) to bear the economic risk of his, her or its investment, (ii) to hold the Shares for an indefinite period of time, and (iii) to afford a complete loss of his, her or its investment. The undersigned also represents that he, she or it has
(i) adequate means of providing for his, her or its current needs and possible personal contingencies, and (ii) has no need for liquidity in this particular investment;

i. The undersigned understands that the ability to transfer the Shares will be restricted which includes restrictions against transfers unless the transfer is effected in compliance with the 1933 Act and applicable state securities laws (including investment suitability standards); that the Company will consent to a transfer of the Shares only if the transferee represents that such transferee meets the suitability standards required of an initial subscriber and that the Company has the right, in its sole discretion, to refuse to consent to the transfer of the Shares;

j. All information which the undersigned has provided to the Company concerning the undersigned's financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to acceptance of this Agreement by the Company, the undersigned will immediately provide the Company with such information;

k. The undersigned has carefully considered and has, to the extent he, she or it believes such discussion necessary, discussed with his, her or its professional, legal, tax and financial advisors, the suitability of an investment in the Shares for his, her or its particular tax and financial situation and that the undersigned and his, her or its advisers, if such advisors were deemed necessary, have determined that the Shares are a suitable investment for him, her or it;

l. The undersigned has not become aware of this offering and has not been offered Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to the undersigned's knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising; and

m. The undersigned is a bona fide resident or operates its principal place of business as set forth in this Subscription Agreement and Acknowledgment of Investment.

3. Indemnification. It is acknowledged that the meaning and legal consequences of the representations and warranties contained in this Agreement are understood and the undersigned hereby agrees to indemnify and hold harmless the Company and each purchaser of Shares from and against any and all loss, damage, and liability due to or arising out of a breach of any of the representations and warranties made in this Agreement. The representations and warranties contained herein are intended to and shall survive delivery of the Agreement.

4. Restrictions on Transferability of Shares. The undersigned hereby agrees that the securities being purchased by him, her or it and any agreement or certificate evidencing such securities shall be stamped or otherwise imprinted with a conspicuous legend in substantially the following form:

"The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. The securities have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable state securities act, or (ii) the corporation shall have been furnished with an opinion of counsel, satisfactory to counsel for the corporation, that registration is not required under any such acts."

5. Number of Shares Purchased. The undersigned hereby subscribes to purchase 260,000 Shares for an aggregate purchase price of $200,000.00 (approximately $0.76923077 per Share).

6. Purchase Payment. The purchase price has been paid to the Company.

This Agreement is executed this the 29th day of June, 2004, at Brooklyn New
York.

"PURCHASER"

"COMPANY"

                                  ACIES, INC.




                        By /s/ Oleg Firer
                        -------------------------------------
                        Oleg Firer
                        President

TYPE OF OWNERSHIP (CHECK ONE):

_____ INDIVIDUAL OWNERSHIP (one signature required)

_____ TRUST (please include name of trust, name of trustee, and date trust was formed and copy of the Trust Agreement or other authorization)

_____ PARTNERSHIP (please include a copy of the Partnership Agreement authorizing signature)

_____ CORPORATION (please include a certified corporate resolution authorizing signature)

Please print here the exact name (registration) the purchaser desires to appear in the records of the Company.

Please print here the exact address the purchaser desires to appear in the records of the Company.

If interest payments are to be made to an address other than that shown above (i.e., a brokerage account), please print here such address and account designation.

Please provide the purchaser's Social Security or Taxpayer Identification Number

EXECUTION:

Please execute this Agreement by completing the appropriate section below.

1. If the subscriber is a CORPORATION, complete the following:

The undersigned hereby represents, warrants and covenants that the undersigned has been duly authorized by all requisite action on the part of the corporation listed below ("Corporation") to acquire the Shares and, further, that the Corporation has all requisite authority to acquire such Shares.

The officer signing below represents and warrants that each of the above representations or agreements or understandings set forth herein has been made by the Corporation and that he or she has authority under the Articles of Incorporation, bylaws, and resolutions of the Board of Directors of such Corporation to execute and deliver this Agreement on behalf of the Corporation.

                   Name of Corporation (please type or print)

By:
Name:
Title:

            ACCEPTED BY ACIES, INC. this the 29th day of June, 2004.

ACIES, INC.





                        By /s/ Oleg Firer
                        ---------------------------
                        Oleg Firer
                        President



                                      -45-